Exhibit 99.1

News Announcement

Conference Call:         Today, October 27 at 9:00 a.m. EDT

Dial-in numbers:         800/719-7103 or 415/247-8539

Webcast:                       www.pngaming.com

Replay information provided below

CONTACT:

William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS THIRD QUARTER DILUTED EPS OF $0.64 INCLUSIVE OF $0.14 PER SHARE OF HURRICANE CHARGES AND

$0.41 PER SHARE GAIN FROM DISCONTINUED OPERATIONS

- EBITDA Rises to $78.6 Million From $72.4 Million In Year Ago Period -

Wyomissing, Penn., (October 27, 2005) -- Penn National Gaming, Inc. (PENN: Nasdaq) today reported third quarter diluted earnings per share of $0.64 for the period ended September 30, 2005.  During the period the Company recorded $19.1 million of pre-tax expenses ($12.3 million, or $0.14 per diluted share, after-tax) related to the impact of Hurricane Katrina on two gulf coast properties and an after-tax gain of $35.6 million ($0.41 per diluted share) comprised of a loss from discontinued operations ($2.3 million) and a gain on the sale of Hollywood Casino Shreveport ($37.9 million).  Excluding these expenses and gains, Penn National Gaming reported adjusted diluted earnings per share of $0.37 for the three months ended September 30, 2005.

Summary of Q3 Results

	Three Months Ended September 30,
(In millions, except per share data)	2005	2004
Net revenues	$294.6	$288.6
EBITDA (1)	$78.6	$72.4
Less depreciation and amortization, gain/loss on disposal of assets, hurricane expense and earnings from joint venture	$(36.3)	$(16.9)
Income from continuing operation	$42.3	$55.5
Less interest expense - net, income taxes, and other expenses	$(22.5)	$(31.9)
Net income from continuing operations	$19.8	$23.6
Income (loss) from discontinued operations - HCS Shreveport and Pocono Downs and its OTWs (net) (2)	$35.6	$(6.4)
Net income	$55.4	$17.2
Per share data (4)
Diluted earnings per share from continuing operations	$0.23	$0.28
Diluted income (loss) per share from discontinued operations (2)	$0.41	$(0.08)
Diluted earnings per share	$0.64	$0.21
Adjustments:
Diluted (loss) per share from impact of hurricane (3)	$0.14	$—
Diluted income (loss) per share from discontinued operations (2)	$(0.41)	$0.08
Adjusted diluted earnings per share (5)	$0.37	$0.28

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses ($19.1 million in the three months ended September 30, 2005) and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          In the three months ended September 30, 2005 Penn National Gaming recorded an after-tax gain of $35.6 million ($0.41 per diluted share) comprised of a loss from discontinued operations of $2.3 million ($0.03 per diluted share), related to Hollywood Casino — Shreveport) and a gain on the sale of Hollywood Casino — Shreveport of $37.9 million ($0.44 per diluted share) which was completed in July 2005.  In the three months ended September 30, 2004 Penn National Gaming recorded an after-tax loss from discontinued operations for Hollywood Casino — Shreveport and Pocono Downs Racetrack and its affiliated off-track wagering facilities of $6.4 million ($0.08 per diluted share).

(3)          In the three months ended September 30, 2005, the Company recorded $19.1 million of pre-tax expenses ($12.3 million, or $0.14 per diluted share, after-tax) related to the impact of Hurricane Katrina on two gulf coast properties.

(4)          All per share results have been adjusted to reflect the March 2005 two-for-one stock split.

(5)          Adjusted diluted earnings per share are diluted earnings per share without the after-tax effect of the gain related to discontinued operations and the hurricane expenses.

Commenting on the results, Peter M. Carlino, Chief Executive Officer of Penn National said, “We entered the third quarter focused on moving forward our plans for growth and expansion.  While we were successful in this effort, responding to the impact of Hurricane Katrina on our gulf coast employees and properties became our immediate priority.   In the wake of the storm, we quickly launched efforts to locate and provide assistance to our nearly 2,000 employees and their families who were affected by this natural disaster.  I am extremely proud of the results Penn National employees achieved on this front.  Through their tireless efforts and generosity we were able to address the immediate needs — such as financial aid, food, clothing, counseling and job placement assistance — of those affected.

“Fortunately, with a broad portfolio of regionally diversified properties, despite Hurricane Katrina, Penn National generated record third quarter net revenues, EBITDA and adjusted diluted EPS.  Penn National’s Baton Rouge property delivered particularly strong third quarter results as property management and employees accommodated increased traffic in the aftermath of the hurricane.  In addition, Charles Town, Hollywood Casino-Aurora and the Casino Rama Management contract each posted double digit percentage increases in EBITDA compared to the same period last year.

“Near the close of the quarter, Penn National secured the final regulatory approvals required to complete its acquisition of Argosy Gaming Company and completed the acquisition on the first business day of the fourth quarter.  While we would have preferred to have secured regulatory approvals without divesting any properties, we remain enthusiastic about the financial and strategic benefits of completing this acquisition.  Taking into account the potential sale of two Illinois properties and the recently completed sale of Argosy Casino-Baton Rouge, this accretive transaction further diversifies the Company’s regional operating base as well as its sources of revenue and cash flow and brings two additional growth opportunities to the three expansion initiatives already being pursued by Penn National.

“Penn has established an outstanding, multi-year, multi-jurisdictional visible pipeline of growth opportunities.  These projects, outlined below, adhere to our return on investment criteria as well as our preference to invest in lower-penetrated, higher growth markets.”

Project/Scope	New Gaming Positions	Planned Total Budget	Amount Expended through 9/30/05	Expected Opening Date
		($ in millions)
Hollywood Grantville (PA) — building slots facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slots. The facility is sized for 3,000 slots.	2,000	$262	$5.5	3Q ‘07
Hollywood Slots — Bangor (ME) — building a temporary facility.	475	$68	$19.3	11/05
Hollywood Slots — Bangor (ME) — building a permanent facility. (The total budget for the permanent and temporary facilities, including the initial $51 million purchase price, is $139 million and the permanent facility will accommodate 1,500 slots).	525	$71	—	3Q ‘07
Charles Town (WV) — Casino expansion, buffet with seating for 400 and 2,500 parking spaces. The expansion is sized for 1,500 additional slots.	700	$127	$1.4	Buffet and parking 3Q ‘06; slots 1Q ‘07
Argosy Casino-Riverside (MO) — Construction of 250 room hotel, 650 parking spaces and improved casino amenities		$86.5	$34.6	Parking 11/05; hotel 2Q ‘07
Argosy Casino-Lawrenceburg (IN) — New 250,000 square foot barge, with 1,500 parking spaces	1,200	$266	$23.0	Parking 2Q ‘07; casino 2Q ‘08

Mr. Carlino concluded, “Provided we don’t identify additional accretive development or expansion projects and factoring in prudent maintenance cap-ex spending, Penn National plans to be in a position to generate prodigious amounts of free cash flow in early 2007, which can be applied to debt reduction.  As such, and despite the impact of the hurricane, we remain extremely confident in our ability to continue delivering financial growth in upcoming periods as well as longer-term.  We are initiating 2005 fourth quarter guidance today based on our existing continuing operations.”

Update on Hurricane Katrina Insurance Recovery and Financial Impact

On August 28, 2005 Penn National closed Casino Magic - Bay St. Louis, in Bay St. Louis, Mississippi, Boomtown Biloxi casino in Biloxi, Mississippi and Casino Rouge in Baton Rouge, Louisiana in anticipation of Hurricane Katrina.  Casino Rouge subsequently reopened on August 30; however, Casino Magic - Bay St. Louis and Boomtown Biloxi sustained extensive damage during the hurricane and remain closed.

In the quarter ended September 30, 2005, Penn National Gaming recorded $19.1 million of expense related to the hurricane.  This amount was comprised of $9.5 million of property damage insurance deductibles, $4.1 million related to the company’s decision to maintain payroll and benefits for affected employees beyond the period covered by insurance, $0.7 million for the five-day deductible related to the business interruption insurance, $3.6 million for replacement flood insurance, $1.0 million for the Company’s donation to the Penn National Gaming Foundation and its Hurricane Katrina Relief Project, and $0.2 million for professional fees related to pursuing insurance recoveries.

The Company is working closely with its insurance carriers and claims adjustors to ascertain the full amount of insurance proceeds due to Penn National as a result of the damages and losses suffered in the hurricane.  Based on current estimates, the insurance proceeds are expected to equal or exceed the costs of returning the properties to operation.  Further, the Company expects to receive insurance payments at least equal to the book value of the damaged assets and does not expect to record an impairment charge related to these assets.

Financial Guidance

The following table sets forth current guidance targets for continuing operations (e.g. excluding Hollywood Casino — Shreveport, Pocono Downs Racetrack and its affiliated off-track wagering facilities and Argosy Casino-Baton Rouge) for the fourth quarter 2005 and updated full year 2005 guidance based on the following:

•                  Casino Magic - Bay St. Louis and Boomtown Biloxi remain closed throughout the fourth quarter of 2005 and will have no impact on reported EBIDTA;

•                  Although Penn National Gaming will receive insurance proceeds resulting from the hurricane damage incurred at Casino Magic - Bay St. Louis and Boomtown Biloxi, the Company can not presently predict the amount or the timing of such payments and as such these proceeds are excluded from guidance;

•                  The results of the five recently acquired Argosy Gaming properties will be included in continuing operations as the accounting standards for treating properties as “assets held for sale” will not be met in the fourth quarter of 2005;

•                  The opening of Hollywood Slots-Bangor in early November 2005;

•                  The company will take a $1.4M charge for early extinguishment of debt related to the termination of the Company’s previous senior credit facility which was replaced by the financing used to fund the Argosy Gaming Company acquisition;

•                  Includes $960 million in LIBOR swaps at a blended rate of 4.71%;

•                  Assumes the LIBOR spread on the Company’s new $1.65 billion Senior Credit Term B facility will step down to 175bps from 200 bps in November based on the terms of its credit facility;

•                  The Company will take a 2005 fourth quarter non-cash pre-tax charge of $4.3 million relative to pre-construction activities at Penn National Race Course.  The after tax effect of the charge is expected to approximate $2.7 million, or $0.03 per diluted share;

•                  Anticipated results do not include any charges for future or prior stock option grants, although it is expected that the Company will incur such charges, when the Company adopts FASB 123R in the first quarter of 2006;

•                  The Company will have approximately 86.4 million diluted shares outstanding as of December 31, 2005;

•                  The reported net proceeds from the recently completed sale of Argosy Casino-Baton Rouge reflect taxes and transaction costs; therefore, the financial guidance does not include an impact or benefit from this transaction;

•                  The effective tax rate for federal, state and local income taxes for the fourth quarter 2005 and full year 2005 will be 39.0% and 37.1%, respectively; and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events or other circumstances beyond our control that may adversely affect the Company’s results of operations.

	Q4 ‘05 GUIDANCE	Q4 ‘04 ACTUAL	FY ‘05 REVISED GUIDANCE	FY ‘05 PRIOR GUIDANCE	FY ‘04 ACTUAL
	(in millions, except per share data)
Net revenues	$522.2	$276.6	$1,410.3	$1,205.1	$1,140.0
EBITDA (1)	$140.4	$67.1	$369.7	$297.5	$283.0
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, and other expenses	$104.7	$48.3	$283.1	$199.0	$193.3
Income from continuing operations	$35.7	$18.8	$86.6	$98.5	$89.7
Diluted earnings per share from continuing operations	$0.41	$0.22	$1.00	$1.15	$1.05
After tax diluted earnings per share effect of early exinguishment of debt, Charles Town insurance recovery, Casino Rama reversal, hurricane expense, gain/loss on disposal of assets	$0.01	$0.03	$0.48	$0.15	$0.03
Adjusted diluted earnings per share (2)	$0.42	$0.25	$1.48	$1.30	$1.08

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          Adjusted diluted earnings per share is diluted earnings per share from continuing operations excluding the after-tax effect of the gain/loss related to discontinued operations (Q4 ‘04A, FY ‘05E and FY ‘04A) and the hurricane expenses (Q4 ‘05E and FY ‘05E), the loss on early extinguishment of debt (Q4 ‘05E FY ‘05E and FY ‘04A) and Charles Town insurance recovery and Casino Rama reversal (Q4 ‘04A and FY ‘04A).

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information - Continuing Operations

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended September 30,
	2005	2004	2005	2004
Charles Town Races	$118,440	$104,503	$35,954	$30,480
Hollywood Casino - Aurora	62,261	58,509	20,059	17,696
Casino Rouge	30,397	26,022	10,859	7,701
Hollywood Casino - Tunica	28,297	30,306	7,346	6,964
Casino Magic - Bay St. Louis (2)	16,450	25,507	3,011	4,177
Boomtown Biloxi — Biloxi (2)	10,860	16,816	2,355	3,361
Bullwhackers	8,775	8,289	1,383	1,522
Casino Rama Management Contract	5,201	4,584	4,829	4,252
Penn National Race Course and OTWs	13,213	13,454	268	1,345
Bangor Historic Track	733	563	(737)	(64)
Earnings from Pennwood Racing, Inc.	—	—	230	205
Corporate Overhead	—	—	(6,984)	(5,249)
Total	$294,627	$288,553	$78,573	$72,390

	REVENUES		EBITDA (1)
	Nine Months Ended September 30,
	2005	2004	2005	2004
Charles Town Races	$334,490	$300,079	$98,562	$84,890
Hollywood Casino — Aurora	180,022	174,853	55,268	51,968
Casino Rouge	91,103	81,980	32,078	25,955
Hollywood Casino — Tunica	85,058	91,059	20,483	20,758
Casino Magic - Bay St. Louis (2)	69,942	82,165	14,103	16,697
Boomtown Biloxi — Biloxi (2)	46,153	53,784	10,969	12,087
Bullwhackers	24,403	24,254	3,184	3,914
Casino Rama Management Contract	13,968	11,950	12,959	11,074
Penn National Race Course and OTWs	41,746	42,310	3,147	4,616
Bangor Historic Track	1,215	946	(860)	(181)
Earnings from Pennwood Racing, Inc.	—	—	1,216	1,298
Corporate Overhead	—	—	(21,750)	(17,157)
Total	$888,100	$863,380	$229,359	$215,919

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          Revenue and EBITDA for the three and nine month periods ended September 30, 2005 reflect the operation of Casino Magic - Bay St. Louis and Boomtown Biloxi through August 28, 2005 at which time the properties closed.

Reconciliation of EBITDA to Net Income (GAAP)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Total EBITDA	$78,573	$72,390	$229,359	$215,919
Earnings from joint venture	(230)	(205)	(1,216)	(1,298)
Depreciation and amortization	(14,942)	(16,492)	(46,406)	(49,413)
Settlement costs and hurricane expense	(19,142)	—	(47,317)	—
Loss on disposals	(1,965)	(243)	(2,186)	(1,325)
Income from continuing operations	42,294	55,450	132,234	163,883
Interest expense	(12,824)	(18,970)	(41,652)	(57,590)
Interest income	958	483	3,180	1,299
Earnings from joint venture	230	205	1,216	1,298
Other	532	(186)	438	(796)
(Loss) on early extinguishment of debt	—	—	(16,673)	—
Taxes on income	(11,386)	(13,410)	(27,793)	(39,550)
Net income from continuing operations	19,804	23,572	50,950	68,544
(Loss) from discontinued operations, net of taxes	(2,291)	(6,382)	(5,512)	(13,918)
Gain from sale of discontinued operations	37,888	—	37,888	—
Net income	$55,401	$17,190	$83,326	$54,626

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended September 30, 2005

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$29,408	$—	$4,828	$1,718	$—	$35,954
Hollywood Casino - Aurora	17,842	—	2,217	—	—	20,059
Casino Rouge	8,897	—	1,884	78	—	10,859
Hollywood Casino - Tunica	5,096	—	2,216	34	—	7,346
Casino Magic - Bay St. Louis (1)	(10,809)	12,351	1,442	27	—	3,011
Boomtown Biloxi - Biloxi (1)	(5,236)	6,791	704	96	—	2,355
Bullwhackers	876	—	495	12	—	1,383
Casino Rama Management Contract	4,829	—	—	—	—	4,829
Penn National Race Course and OTWs	(75)	—	343	—	—	268
Bangor Historic Track	(780)	—	43	—	—	(737)
Earnings from Pennwood Racing, Inc.	—	—	—	—	230	230
Corporate Overhead	(7,754)	—	770	—	—	(6,984)
Total	$42,294	$19,142	$14,942	$1,965	$230	$78,573

(1)          Income from continuing operations and EBITDA for the three month period ended September 30, 2005 reflects the operation of Casino Magic - Bay St. Louis and Boomtown Biloxi through August 28, 2005 at which time the properties closed.  In the three months ended September 30, 2005 Penn National Gaming recorded non-recurring pre-tax charges of $12.3 million and $6.8 million for hurricane expenses related to Casino Magic - Bay St. Louis and Boomtown Biloxi, respectively.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended September 30, 2004

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$25,809	$—	$4,577	$94	$—	$30,480
Hollywood Casino - Aurora	15,358	—	2,362	(24)	—	17,696
Casino Rouge	5,766	—	1,870	65	—	7,701
Hollywood Casino - Tunica	5,122	—	1,842	—	—	6,964
Casino Magic - Bay St. Louis	1,528	—	2,605	44	—	4,177
Boomtown Biloxi - Biloxi	1,611	—	1,701	49	—	3,361
Bullwhackers	1,101	—	406	15	—	1,522
Casino Rama Management Contract	4,252	—	—	—	—	4,252
Penn National Race Course and OTWs	996	—	349	—	—	1,345
Bangor Historic Track	(106)	—	42	—	—	(64)
Earnings from Pennwood Racing, Inc.	—	—	—	—	205	205
Corporate Overhead	(5,987)	—	738	—	—	(5,249)
Total	$55,450	$—	$16,492	$243	$205	$72,390

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Nine Months Ended September 30, 2005

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$83,300	$—	$13,524	$1,738	$—	$98,562
Hollywood Casino - Aurora	48,371	—	6,897	—	—	55,268
Casino Rouge (1)	(1,865)	28,175	5,779	(11)	—	32,078
Hollywood Casino - Tunica	14,029	—	6,420	34	—	20,483
Casino Magic - Bay St. Louis (2)	(4,436)	12,351	6,098	90	—	14,103
Boomtown Biloxi - Biloxi (2)	1,123	6,791	2,766	289	—	10,969
Bullwhackers	1,705	—	1,431	48	—	3,184
Casino Rama Management Contract	12,959	—	—	—	—	12,959
Penn National Race Course and OTWs	2,086	—	1,061	—	—	3,147
Bangor Historic Track	(990)	—	130	—	—	(860)
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,216	1,216
Corporate Overhead	(24,048)	—	2,300	(2)	—	(21,750)
Total	$132,234	$47,317	$46,406	$2,186	$1,216	$229,359

(1)          In the nine months ended September 30, 2005 Penn National Gaming recorded a one-time pre-tax settlement charge of $28.2 million related to its Casino Rouge real estate purchase and legal settlement.

(2)          Income from continuing operations and EBITDA for the nine month period ended September 30, 2005 reflects the operation of Casino Magic - Bay St. Louis and Boomtown Biloxi through August 28, 2005 at which time the properties closed.  In the nine months ended September 30, 2005 Penn National Gaming recorded non-recurring pre-tax charges of $12.3 million and $6.8 million for hurricane expenses related to Casino Magic - Bay St. Louis and Boomtown Biloxi, respectively.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Nine Months Ended September 30, 2004

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$70,745	$—	$13,880	$265	$—	$84,890
Hollywood Casino - Aurora	44,591	—	7,401	(24)	—	51,968
Casino Rouge	20,178	—	5,457	320	—	25,955
Hollywood Casino - Tunica	15,335	—	5,355	68	—	20,758
Casino Magic - Bay St. Louis	8,652	—	7,771	274	—	16,697
Boomtown Biloxi - Biloxi	6,694	—	4,986	407	—	12,087
Bullwhackers	2,769	—	1,137	8	—	3,914
Casino Rama Management Contract	11,074	—	—	—	—	11,074
Penn National Race Course and OTWs	3,500	—	1,116	—	—	4,616
Bangor Historic Track	(271)	—	90	—	—	(181)
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,298	1,298
Corporate Overhead	(19,384)	—	2,220	7	—	(17,157)
Total	$163,883	$—	$49,413	$1,325	$1,298	$215,919

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES (unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Revenues:
Gaming	$257,514	$251,372	$773,491	$751,165
Racing	12,247	12,193	37,768	37,738
Management service fee	5,201	4,584	13,968	11,950
Food, beverage, and other revenue	33,493	37,146	110,226	111,935
Gross revenues	308,455	305,295	935,453	912,788
Less: Promotional allowances	(13,828)	(16,742)	(47,353)	(49,408)
Net revenues	294,627	288,553	888,100	863,380
Operating Expenses:
Gaming	144,225	138,990	427,086	411,814
Racing	9,917	9,536	29,376	29,369
Food, beverage, and other expenses	24,859	24,251	74,193	73,155
General and administrative	39,248	43,834	131,488	135,746
Settlement costs	—	—	28,175	—
Hurricane expense	19,142	—	19,142	—
Depreciation and amortization	14,942	16,492	46,406	49,413
Total operating expenses	252,333	233,103	755,866	699,497
Income from continuing operations	42,294	55,450	132,234	163,883
Other income (expense):
Interest expense	(12,824)	(18,970)	(41,652)	(57,590)
Interest income	958	483	3,180	1,299
Earnings from joint venture	230	205	1,216	1,298
Other	532	(186)	438	(796)
Loss on early extinguishment of debt	—	—	(16,673)	—
Total other expenses	(11,104)	(18,468)	(53,491)	(55,789)
Income from continuing operations before income taxes	31,190	36,982	78,743	108,094
Taxes on income	11,386	13,410	27,793	39,550
Net income from continuing operations	19,804	23,572	50,950	68,544
(Loss) from discontinued operations, net of taxes	(2,291)	(6,382)	(5,512)	(13,918)
Gain on sale of discontinued operations, net of taxes	37,888	—	37,888	—
Net income	$55,401	$17,190	$83,326	$54,626
Earnings per share - basic:
Income from continuing operations	$0.24	$0.29	$0.62	$0.85
Discontinued operations, net of taxes	0.43	(0.08)	0.39	(0.17)
Basic net income per share	$0.67	$0.21	$1.01	$0.68
Earnings per share - diluted:
Income from continuing operations	$0.23	$0.28	$0.59	$0.83
Discontinued operations, net of taxes	0.41	(0.08)	0.38	(0.17)
Diluted net income per share	$0.64	$0.21	$0.97	$0.66
Weighted shares outstanding:
Basic	83,259	80,875	82,754	80,232
Diluted	86,186	83,853	85,777	83,039

Argosy Gaming Company — Operating Results for Three Months Ended September 30, 2005

On October 3, 2005, Penn National Gaming completed the acquisition of Argosy Gaming Company with the transaction treated for accounting purposes as effective October 1, 2005.  The tables below summarize the operating performance of the Argosy Gaming Company properties during the three month period ended September 30, 2005.  Although Penn National Gaming did not own Argosy Gaming Company during the three month period ended September 30, 2005, the Company believes this data is useful to investors in considering the value this transaction brings to Penn National.  As previously disclosed, Penn National Gaming completed the sale of Argosy Casino-Baton Rouge on October 25 and is currently required by the Illinois Gaming Board to have definitive sales agreements for Argosy Casino-Alton and the Empress Casino Joliet by December 31, 2006.

Investors should also be aware that Argosy previously included (gain)/loss on disposal of assets in EBITDA while Penn National does not; the results below are furnished based on Penn National’s methodology.  The Company will be filing a Form 8-K with the Securities and Exchange Commission by December 19, 2005, which will include pro forma results.  The revenues in the 8-K will differ by nominal amounts as the Company calculates the impact of the differences between Penn National’s and Argosy’s methodology for accounting primarily related to cash coupons.  The differences between the companies accounting methods will have no impact on operating income, EBITDA or net income and the impact on revenue is expected to be less than 1% of revenues.

ARGOSY GAMING COMPANY

Property Information (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended September 30,
	2005	2004	2005	2004
		(In thousands)
Argosy Casino — Alton	$27,516	$26,433	$5,941	$4,755
Argosy Casino — Riverside	33,599	34,847	9,363	10,677
Argosy Casino — Baton Rouge	25,012	20,533	7,234	3,987
Argosy Casino — Sioux City	13,242	12,497	3,927	3,869
Argosy Casino — Lawrenceburg	114,441	115,504	37,776	38,090
Argosy Casino — Joliet	60,770	56,674	17,387	14,342
Corporate Overhead (2) (3) (5)	1,466	—	(9,312)	(7,097)
TOTAL	$276,046	$266,488	$72,316	$68,623

	REVENUES		EBITDA (1)
	Nine Months Ended September 30,
	2005	2004	2005	2004
		(In thousands)
Argosy Casino — Alton	$81,346	$77,067	$17,281	$13,499
Argosy Casino — Riverside	106,351	108,603	31,234	33,064
Argosy Casino — Baton Rouge	77,447	64,389	21,039	13,924
Argosy Casino — Sioux City	40,180	34,878	12,463	10,817
Argosy Casino — Lawrenceburg	339,068	336,486	111,552	111,834
Argosy Casino — Joliet	172,098	163,718	44,399	40,092
Corporate Overhead (2) (3) (5)	1,466	—	(28, 334)	(20,607)
TOTAL	$817,956	$785,141	$209,634	$202,623

Reconciliation of Income From Operations (GAAP) to EBITDA

ARGOSY GAMING COMPANY

Property Information Including Corporate Overhead

(unaudited)

	Three Months Ended September 30, 2005
	Income from Operations	Depreciation and Amortization	(Gain)/loss on Disposal of Assets	EBITDA (1)
		(In thousands)
Argosy Casino — Alton	$4,428	$1,523	$(10)	$5,941
Argosy Casino — Riverside	6,268	3,095	—	9,363
Argosy Casino — Baton Rouge	4,785	2,449	—	7,234
Argosy Casino — Sioux City	2,903	1,025	(1)	3,927
Argosy Casino — Lawrenceburg	33,914	3,862	—	37,776
Argosy Casino — Joliet	16,131	2,352	(1,096)	17,387
Corporate Overhead (3) (4)	(9,897)	585	—	(9,312)
TOTAL	$58,532	$14,891	$(1,107)	$72,316

	Three Months Ended September 30, 2004
	Income from Operations	Depreciation and Amortization	(Gain)/loss on Disposal of Assets	EBITDA (1)
		(In thousands)
Argosy Casino — Alton	$3,009	$1,746	$—	$4,755
Argosy Casino — Riverside	6,208	4,355	114	10,677
Argosy Casino — Baton Rouge	1,809	2,178	—	3,987
Argosy Casino — Sioux City	3,055	786	28	3,869
Argosy Casino — Lawrenceburg	34,530	3,585	(25)	38,090
Argosy Casino — Joliet	14,259	3,212	(3,129)	14,342
Corporate Overhead (3) (4)	(7,739)	642	—	(7,097)
TOTAL	$55,131	$16,504	$(3,012)	$68,623

	Nine Months Ended September 30, 2005
	Income from Operations	Depreciation and Amortization	(Gain)/loss on Disposal of Assets	EBITDA (1)
		(In thousands)
Argosy Casino — Alton	$12,471	$4,818	$(8)	$17,281
Argosy Casino — Riverside	21,292	9,898	44	31,234
Argosy Casino — Baton Rouge	13,654	7,371	14	21,039
Argosy Casino — Sioux City	9,490	2,971	2	12,463
Argosy Casino — Lawrenceburg	100,308	11,243	1	111,552
Argosy Casino — Joliet	38,491	7,101	(1,193)	44,399
Corporate Overhead (3) (4)	(30,232)	1,898	—	(28,334)
TOTAL	$165,474	$45,300	$(1,140)	$209,634

	Nine Months Ended September 30, 2004
	Income from Operations	Depreciation and Amortization	(Gain)/loss on Disposal of Assets	EBITDA (1)
		(In thousands)
Argosy Casino — Alton	$8,593	$4,905	$—	$13,499
Argosy Casino — Riverside	23,713	9,404	(53)	33,064
Argosy Casino — Baton Rouge	7,239	6,683	2	13,924
Argosy Casino — Sioux City	8,267	2,506	44	10,817
Argosy Casino — Lawrenceburg	101,368	10,580	(114)	111,834
Argosy Casino — Joliet	33,672	9,599	(3,179)	40,092
Corporate Overhead (2) (3) (4)	(22,506)	1,899	—	(20,607)
TOTAL	$160,346	$45,577	$(3,300)	$202,623

(1)          EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is calculated by adding depreciation and amortization expense to operating income.

(2)          Includes $26,040 of pre-tax expense on early retirement of debt for the nine months ended September 30, 2004.

(3)          Because corporate expense is excluded from property-level EBITDA computations, property-level EBITDA does not reflect all the costs of operating the properties as if each were a stand-alone business unit.  Corporate expense includes significant expenses necessary to manage a multiple casino operation, certain of which, such as corporate executive compensation, development, public company reporting, treasury, accounting, legal and tax expenses, would also be required of a typical stand-alone casino property.

(4)          The revenue and expense generated by Raceway Park in Toledo is accounted for in Corporate Overhead.  The overall operating results are not material to the company.

(5)          Net Revenue as presented in the above tables treats cash coupons as a promotional expense that is a reduction of revenue.  Penn National treats cash coupons as an operational expense.  As such, the data presented in the tables above is not consistent with Penn National’s accounting of cash coupons as an expense.  Employing Penn National’s accounting for cash coupons will result in a reclassification from a promotional expense that reduces revenue to an operating expense that increases operating costs.  The net impact of this reclassification will be higher revenue and higher expense with no impact to EBITDA or Operating Income.

ARGOSY GAMING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Casino	$279,124	$271,204	$828,299	$795,424
Admissions	3,642	5,829	14,284	16,540
Food, beverage and other	29,687	26,828	86,575	79,246
	312,453	303,861	929,158	891,210
Less promotional allowances	(36,407)	(37,373)	(111,202)	(106,069)
Net revenues	276,046	266,488	817,956	785,141

Costs and expenses:
Gaming and admission taxes	96,031	95,442	287,864	277,033
Casino	30,777	30,660	93,183	94,413
Selling, general and administrative	44,395	42,153	132,999	124,254
Food, beverage and other	21,621	19,304	62,282	56,626
Other operating expenses	10,819	10,449	31,874	30,047
Depreciation and amortization	14,967	16,504	45,376	45,577
Gain on sale of assets held for sale	(1,096)	(3,155)	(1,096)	(3,155)
	217,514	211,357	652,482	624,795
Income from operations	58,532	55,131	165,474	160,346

Other income (expense):
Interest income	130	65	307	104
Interest expense	(14,511)	(15,680)	(43,462)	(50,325)
Loss on early extinguishment of debt	—	—	—	(26,040)
	(14,381)	(15,615)	(43,155)	(76,261)

Income before income taxes	44,151	39,516	122,319	84,085

Income tax expense	(19,825)	(18,376)	(55,010)	(40,402)

Net income	$24,326	$21,140	$67,309	$43,683

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles.  EBITDA information is presented as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Adjusted diluted earnings per share is presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance and a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than diluted net income per share (GAAP).  A reconciliation of the Company’s EBITDA to net income (GAAP), as well as the Company’s EBITDA to income from continuing operations (GAAP), is included in the financial schedules accompanying this release.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules accompanying this release.  On a property level, EBITDA is reconciled to income from continuing operations (GAAP), rather than net income (GAAP), because of, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 9:00 am EDT today, both of which are open to the general public.  The conference call number is 800/719-7103 or 415/247-8539; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until November 10, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21264828.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates fifteen facilities in thirteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s facilities feature over 17,500 slot machines, over 400 table games, over 2,000 hotel rooms and approximately 575,000 square feet of gaming floor space.  The property statistics in this paragraph exclude three Argosy properties which the company anticipates divesting, but are inclusive of the Company’s Casino Magic - Bay St. Louis, in Bay St. Louis, Mississippi and the Boomtown Biloxi casino in Biloxi, Mississippi, which remain closed following extensive damage incurred as a result of Hurricane Katrina.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the opportunity to assess more fully the hurricane damage recently incurred at two properties and the ability of the Company to recover losses under its insurance policies for that damage; the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully integrate the operations of Argosy Gaming Company; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation an operators’ license in Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania and Maine; the maintenance of agreements with our horsemen and pari-mutuel clerks; our dependence on key personnel; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission.   Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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